As filed with the Securities and Exchange Commission on May 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT Under The Securities Act of 1933

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1590339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1305 O’Brien Drive

Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended

(Full title of the plan)

Christian O. Henry

Chief Executive Officer and President

1305 O’Brien Drive

Menlo Park, CA 94025

(Name and address of agent for service)

(650) 521-8000

(Telephone number, including area code, of agent for service)

Copies to:

Andrew D. Hoffman

Zachary B. Myers

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 18,000,000 shares of common stock that were reserved for issuance under the 2020 Equity Incentive Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 on August 6, 2020 (SEC File No. 333-241687) (the “Prior Registration Statement”), registering shares of Common Stock issuable under the 2020 Equity Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Pacific Biosciences of California, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on February 28, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34899) filed with the Commission on October 6, 2010, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Specimen Common Stock Certificate of Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-168858), as declared effective on October 26, 2010)
4.2	Description of the Registrant’s securities registered under Section 12 of the Exchange Act (which is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 10-K filed on February 28, 2022)
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.3*	Consent of KPMG LLP, Independent Auditors of Omnione, Inc.
24.1*	Power of Attorney (contained on signature page hereto)
99.1+	Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended (which is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 26, 2022)
99.2+	Form of Global Stock Option Agreement under the Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended (which is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on May 26, 2022)
99.3+	Form of Global Restricted Stock Unit Agreement under the Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended(which is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on May 26, 2022)
107*	Filing Fee Table

+ Indicates management contract or compensatory plan, contract or arrangement.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on May 26, 2022.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Susan G. Kim
Susan G. Kim
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christian O. Henry, Susan G. Kim, Brett Atkins and Michele Farmer, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 of Pacific Biosciences of California, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian O. Henry	Director, Chief Executive Officer	May 26, 2022
Christian O. Henry	and President (Principal Executive Officer)

/s/ Susan G. Kim	Chief Financial Officer	May 26, 2022
Susan G. Kim	(Principal Financial Officer)

/s/ Michele Farmer	Vice President and Chief Accounting Officer	May 26, 2022
Michele Farmer	(Principal Accounting Officer)

/s/ John F. Milligan	Chairman of the Board of Directors	May 26, 2022
John F. Milligan

/s/ David Botstein	Director	May 26, 2022
David Botstein

/s/ William W. Ericson	Director	May 26, 2022
William W. Ericson

/s/ Hannah A. Valantine	Director	May 26, 2022
Hannah A. Valantine

/s/ Randall S. Livingston	Director	May 26, 2022
Randall S. Livingston

/s/ Marshall L. Mohr	Director	May 26, 2022
Marshall L. Mohr

/s/ Kathy Ordoñez	Director	May 26, 2022
Kathy Ordoñez

/s/ Lucy Shapiro	Director	May 26, 2022
Lucy Shapiro